EXHIBIT 4.1

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                               TEXACO CAPITAL INC.

                                     Issuer

                                       and

                                   TEXACO INC.

                                    Guarantor

                                       and

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                                   as Trustee
                                   -----------

                               First Supplemental

                                    Indenture

                          Dated as of January 31, 1990

                           Supplementing and Restating
                                  The Indenture

                           Dated as of August 24, 1984
                                   -----------

                            Providing for issuance of
                      Guaranteed Debt Securities in Series


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


                              CROSS-REFERENCE TABLE

    TIA Section                                                                     Indenture Section
    310(a)(1).................................................................      7.10
        (a)(2) ...............................................................      7.10
        (a)(3) ...............................................................      N.A.
        (a)(4) ...............................................................      N.A.
        (b)...................................................................      7.08; 7.10; 10.02
        (c)...................................................................      N.A.
    311(a) ...................................................................      7.11
        (b)...................................................................      7.11
        (c)...................................................................      N.A.
    312(a) ...................................................................      2.08
        (b) ..................................................................      10.03
        (c)...................................................................      10.03
    313(a)....................................................................      7.06
        (b)( l ) .............................................................      N.A.
        (b)(2) ...............................................................      7.06
        (c) ..................................................................      10.02
        (d)...................................................................      7.06
    314(a)....................................................................      4.07; 10.02
        (b)...................................................................      N.A.
        (c)(l)................................................................      10.04
        (c)(2)................................................................      10.04
        (c)(3)................................................................      N.A.
        (d)...................................................................      N.A.
        (e)...................................................................      10.05
        (f)...................................................................      N.A.
    315(a)....................................................................      7.01 (b)
        (b)...................................................................      7.05; 10.02
        (c)...................................................................      7.01 (a)
        (d)...................................................................      7.01(c)
        (e)...................................................................      6.11
    316(a) (last sentence)....................................................      2.13
        (a)( l )(A)...........................................................      6.05
        (a)( l )(B)...........................................................      6.04
        (a)(2)................................................................      N.A.
        (b)...................................................................      6.07
    317(a)(1).................................................................      6.08
        (a)(2)................................................................      6.09
        (b)...................................................................      2.07
    318(a)....................................................................      10.01

                           N.A. means Not Applicable.


                                             TABLE OF CONTENTS

 Article    Section                                     Heading                                      Page
 -------    -------                                     -------                                      ----
    1                                  DEFINITIONS AND INCORPORATION BY REFERENCE
             1.01     Definitions................................................................      1
             1.02     Other Definitions..........................................................      3
             1.03     Incorporation by Reference of Trust Indenture Act..........................      4
             1.04     Rules of Construction......................................................      4

    2                                                THE SECURITIES
             2.01     Issuable in Series ........................................................      4
             2.02     Establishment of Terms of Series of Securities ............................      5
             2.03     Unconditional Guarantee ...................................................      6
             2.04     Documents Required for Issuance of a Series of Securities .................      7
             2.05     Execution and Authentication ..............................................      8
             2.06     Registrar and Paying Agent.................................................      9
             2.07     Paying Agent to Hold Money in Trust........................................      9
             2.08     Depositary and Global Security.............................................      9
             2.09     Securityholder Lists.......................................................     11
             2.10     Transfer and Exchange .....................................................     11
             2.11     Replacement Securities ....................................................     11
             2.12     Outstanding Securities ....................................................     12
             2.13     Treasury Securities........................................................     12
             2.14     Temporary Securities.......................................................     12
             2.15     Cancellation...............................................................     12
             2.16     Defaulted Interest.........................................................     13

    3                                                  REDEMPTION
             3.01     Notice to Trustee..........................................................     13
             3.02     Selection of Securities to be Redeemed.....................................     13
             3.03     Notice of Redemption.......................................................     13
             3.04     Effect of Notice of Redemption.............................................     14
             3.05     Deposit of Redemption Price................................................     14
             3.06     Securities Redeemed in Part................................................     14

    4                                                  COVENANTS
             4.01     Certain Definitions........................................................     14
             4.02     Payment of Securities......................................................     16
             4.03     Limitation on Liens........................................................     16
             4.04     Limitation on Sale and Leaseback...........................................     17
             4.05     No Lien Created, etc.......................................................     18
             4.06     Compliance Certificate.....................................................     18
             4.07     SEC Reports................................................................     18


                                             TABLE OF CONTENTS

 Article    Section                                     Heading                                      Page
 -------    -------                                     -------                                      ----

    5                                            SUCCESSOR CORPORATION
           5.01       When Company May Merge, etc................................................     19
           5.02       When Securities Must Be Secured. ..........................................     19

    6                                            DEFAULTS AND REMEDIES
           6.01       Events of Default .........................................................     19
           6.02       Acceleration ..............................................................     20
           6.03       Other Remedies.............................................................     21
           6.04       Waiver of Past Defaults....................................................     21
           6.05       Control by Majority........................................................     21
           6.06       Limitation on Suits........................................................     21
           6.07       Rights of Holders to Receive Payment.......................................     22
           6.08       Collection Suit by Trustee.................................................     22
           6.09       Trustee May File Proofs of Claim...........................................     22
           6.10       Priorities.................................................................     22
           6.11       Undertaking for Costs......................................................     23

    7                                                   TRUSTEE
           7.01       Duties of Trustee..........................................................     23
           7.02       Rights of Trustee..........................................................     24
           7.03       Individual Rights of Trustee...............................................     24
           7.04       Trustee's Disclaimer.......................................................     25
           7.05       Notice of Defaults.........................................................     25
           7.06       Reports by Trustee to Holders .............................................     25
           7.07       Compensation and Indemnity ................................................     25
           7.08       Replacement of Trustee.....................................................     26
           7.09       Successor Trustee by Merger, etc...........................................     27
           7.10       Eligibility: Disqualification..............................................     27
           7.11       Preferential Collection of Claims Against Company .........................     27

    8                                            DISCHARGE OF INDENTURE
           8.01       Termination of Company's Obligations ......................................     27
           8.02       Application of Trust Money.................................................     28
           8.03       Repayment to Company.......................................................     28


                                                    iii

                                             TABLE OF CONTENTS

 Article    Section                                     Heading                                      Page
 -------    -------                                     -------                                      ----

    9                                            AMENDMENTS and WAIVERS
           9.01       Without Consent of Holders.................................................     29
           9.02       With Consent of Holders....................................................     29
           9.03       Limitations................................................................     29
           9.04       Compliance with Trust Indenture Act........................................     30
           9.05       Revocation and Effect of Consents..........................................     30
           9.06       Notation on or Exchange of Securities......................................     30
           9.07       Trustee Protected..........................................................     30

   10                                                MISCELLANEOUS
           10.01      Trust Indenture Act Controls...............................................     30
           10.02      Notices....................................................................     30
           10.03      Communication by Holders with Other Holders................................     31
           10.04      Certificate and Opinion as to Conditions Precedent.........................     31
           10.05      Statements Required in Certificate or Opinion..............................     32
           10.06      Rules by Trustee and Agents................................................     32
           10.07      Legal Holidays.............................................................     32
           10.08      Governing Law..............................................................     32
           10.09      No Adverse Interpretation of Other Agreements..............................     32
           10.10      No Recourse Against Others.................................................     32
           10.11      Liability Regarding Global Security........................................     33
           10.12      Duplicate Originals........................................................     33


SIGNATURES

        THIS FIRST SUPPLEMENTAL INDENTURE dated as of January 31, 1990, among TEXACO CAPITAL INC., a Delaware corporation ("company"), TEXACO INC., a Delaware corporation ("Guarantor") and The Chase Manhattan Bank (National Association), as Trustee ("Trustee").

                                    RECITALS

        The Company, the Guarantor and the Trustee are parties to an Indenture, dated as of August 24, 1984 (the "Original Indenture"), relating to the issuance from time to time by the Company of its Debt Securities guaranteed by the Guarantor on terms to be specified at the time of issuance. Capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Original Indenture.

        The Company and the Guarantor have requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to provide for the issuance of global Securities in either registered or bearer form or in either temporary or global form, to provide for the issuance of Securities in currencies other than Dollars, and to make certain minor adjustments.

        Section 9.01(3) of the Original Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantor and the Trustee, without the consent of any Holders of Securities, to add to or change any of the provisions of the Original Indenture to the extent necessary to make any change that does not adversely affect the rights of any Securityholder.

        The Company and the Guarantor have determined that this First Supplemental Indenture complies with said Section 9.01 and does not require the consent of any Holders of Securities. On the basis of the foregoing. the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

        All things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid amendment of and supplement to the Original Indenture have been done.

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture to supplement and restate the Original Indenture in its entirety as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.
        "Affiliate' means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor.

        "Agent" means any Authenticating Agent, Paying Agent or Registrar.

         "Board of Directors" means, with respect to the Company. the Board of Directors of the Company or, with respect to the Guarantor, the Board of Directors or the Executive Committee of the Board of Directors of the Guarantor.

        "Board Resolution" means a copy of a resolution certified, with respect to the Company by the Secretary or an Assistant Secretary of the Company or, with respect to the Guarantor, by the Secretary or an Assistant Secretary of the Guarantor, to have been adopted by the Board of Directors of the Company or the Guarantor and to be in full force and effect on the date of certification and delivery.

        "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the person designated as Depositary by the Company pursuant to Section 2.02(14) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture. and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person. "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

        "Dollars" means the coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

        "ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

        "Foreign Currency" means a currency issued by the government of a country other than the United States.

        "Global Security" means a Security issued to evidence all or a part of a series of Securities in accordance with Section 2.02(14).

        "Guaranty" means the guarantee of the Company s obligations under a Security, by the Guarantor, as endorsed on a Security.

        "Guarantor" means the party named as such above until a successor replaces it and thereafter means the successor.

        "Holder" or "Securityholder" means a person in whose name a Security is registered.

        "Indenture" means the Original Indenture, as supplemented by this First Supplemental Indenture, all as may be amended from time to time.

        "Officer" means, with respect to either the Company or the Guarantor, the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, the Comptroller or the Secretary.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and a Deputy, Associate or Assistant Treasurer, Secretary or Comptroller of the Company or the Guarantor.

       "Opinion of Counsel" means a written opinion of legal counsel for the Company or the Guarantor who may be an Officer or employee of the Company or the Guarantor.

        "Order" means an order signed by two Officers or by any Officer and a Deputy, Associate or Assistant Treasurer, Secretary or Comptroller of the Company or the Guarantor directed to the Trustee.

        "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

        "Registered Securities" means Securities which are issued in registered form without coupons.

        "SEC" means the Securities and Exchange Commission.

        "Series" or "Series of Securities" means the Series of debt security of the Company established pursuant to Section 2.02 and authenticated and delivered under the Indenture.

        "Securities"   means  the   debentures,   notes  or  other  evidence  of
indebtedness of the Company of any Series established pursuant to Section 2.02 and authenticated and delivered under this Indenture.

        "TIA"   means  the   Trust   Indenture   Act  of  1939  (IS  U.S.   Code
ss.ss.77aaa-77bbbb) as in effect on the date shown above.

        "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02. Other Definitions.

                      Term                                                      Defined In ss.
                      ----                                                      --------------
                      "Attributable Debt"                                               4.01
                      "Authenticating Agent"                                            2.05
                      "Bankruptcy Law"                                                  6.01
                      "Capital Stock"                                                   4.01
                      "Consolidated Net Tangible Assets"                                4.01
                      "Custodian"                                                       6.01
                      "Debt"                                                            4.01
                      "Event Of Default"                                                6.01
                      "Improvements"                                                    4.01
                      "Legal Holiday"                                                  10.07
                      "Lien"                                                            4.01
                      "Long-Term Debt"                                                  4.01
                      "Outstanding"                                                     2.12
                       "Paying Agent"                                                   2.06

                                       4

                      Term                                                      Defined In ss.
                      ----                                                      --------------
                      "Principal Property                                               4.01
                      "Principal Subsidiary"                                            4.01
                      "Registrar"                                                       2.06
                      "Sale-Leaseback Transaction"                                      4.01
                      "Subsidiary"                                                      4.01
                      "United States"                                                   4.01
                      "U.S. Government Obligations"                                     8.01
                      "Voting Stock"                                                    4.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and the Guarantor.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.


SECTION 1.04. Rules of Construction.
        Unless the context otherwise requires:

        1)   a term has the meaning assigned to it;

        2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

        3)   "or" is not exclusive; and

        4) words in the singular include the plural, and in the plural include the singular.

        5) words in the masculine include the feminine, and in the feminine include the masculine.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01. Issuable in Series.
        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical in all respects except Securities of serial maturities which may differ with respect to maturity date, interest rate and redemption price. Securities may differ between Series in respect of any matters. All Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

SECTION 2.02. Establishment of Terms of Series of Securities.
        At or prior to the issuance of a Series of Securities, there shall be established by an indenture supplemental hereto, or by a Board Resolution of the Company or, if the authority has been delegated previously by the Board of Directors of the Company to an Officer, by an Officers' Certificate of the
Company:

        1) the title of the Securities of the Series (which shall distinguish the Securities of the Series from the Securities of other Series);

        2) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.10, 2.11 or 2.14);

        3) if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency or ECU);

        4) the date or dates on which the principal and the premium, if any, of the Securities of the Series are payable;

        5) if the Securities of the Series are to bear interest, the rate or rates thereof, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date or the method by which such rate or rates or date or dates shall be determined;

        6) the place or places where the principal and the premium and interest, if any, on the Securities of the Series shall be payable;

        7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

        8) the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        9) if Registered Securities are to be issued in denominations other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

        10) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

        11) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

        12) if the principal of or interest on the Securities of such Series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

        13) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the Series are denominated, the manner in which such amounts shall be determined;

        14) whether the  Securities of the Series shall be issued in whole or in part in the form of a Global Security and, in such case, the Depositary for such Global Security and whether such global form shall be permanent or temporary;

        15) any other terms of the Securities of the Series not inconsistent with the provisions of this Indenture;

        16) the form of the Securities of the Series and the Trustee's certificate of authentication;

             and

        17)  if other than the Trustee, the name of the trustee, and any Agents.

SECTION 2.03. Unconditional Guarantee.
        The Guarantor unconditionally guarantees to each Holder of a Security and the Trustee, the due and punctual payment of principal and the premium and interest, if any, on such Security when the same becomes due and payable, whether at maturity or upon redemption, declaration or otherwise and agrees to pay the same if the Company fails to do so. The Guarantor's obligations are absolute and unconditional. The Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon a right of subrogation with respect to any amounts paid by the Guarantor to the Holder of any Series of Securities until principal and the premium and interest, if any, on all Securities of that Series shall have been paid in full or payment provided for. The Guarantor's guaranty shall be endorsed on all Securities and executed as herein provided.

SECTION 2.04. Documents Required for Issuance of a Series of Securities.
        The Securities of a Series may be executed by the Company and delivered to the Trustee at any time and the principal amount specified shall be authenticated by the Trustee and delivered in accordance with an Order of the Company and the Guarantor upon receipt by the Trustee of the following:

        1) an Opinion of Counsel to the effect that: (i) all instruments furnished the Trustee conform to the requirements of the Indenture and constitute sufficient authority for the Trustee to authenticate and deliver the Securities of the Series; (ii) the Company has the corporate power and authority to issue and deliver the Securities of the Series; (iii) the issuance and delivery of the Securities of the Series have been authorized by all requisite corporate action and the Securities of the Series have been executed and delivered by the Company; (iv) the Securities of the Series are valid and legally binding obligations of the Company entitled to the benefits of the Indenture equally and ratably with all other Securities theretofore issued and then outstanding under the Indenture and are enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general; and (v) the amount of Securities then Outstanding under the Indenture, including the Series of Securities being issued, will not exceed the amount at the time permitted by law;

        2) an Opinion of Counsel for the Guarantor to the effect that: (i) the Guarantor has the corporate power and authority to execute and deliver the Guaranties and to undertake the obligations set forth in the Guaranty; (ii) the Guaranties endorsed on the Securities have been duly authorized by all requisite corporate action and have been endorsed on the Securities by the Guarantor; and (iii) the Guaranties endorsed on the Series of Securities are valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture equally and ratably with all other Guaranties theretofore executed and delivered and then outstanding under the Indenture and enforceable against the
            Guarantor in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

        3) an Officers' Certificate of the Company stating that the Company is not in default under the Indenture and that the execution and delivery of the Series of Securities will not conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company or of any agreement, instrument, order, writ, judgment or decree to which the Company is a party or is subject; and that all conditions precedent provided in the Indenture relating to the execution and delivery of the Series of Securities have been complied with;

        4) an Officers' Certificate of the Guarantor stating that the Guarantor is not in default under this Indenture and that the execution and delivery of the Guaranties will not conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Guarantor or of any agreement, instrument, order, writ, judgment or decree to which the Guarantor is a party or is subject; and that all conditions precedent provided in the Indenture relating to the execution and delivery of the Guaranties have been complied with;

        5) a certified copy of a Board Resolution of the Company, an Officers' Certificate of the Company or an executed copy of a supplemental indenture, as required by Section 2.02, establishing the terms of the Securities of the Series; and

        6)   such other documents as the Trustee may reasonably require.

        The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company; or if the Trustee in good faith by action of its board of directors, or board of trustees, executive committee, or a trust committee of directors or trustees or Trust Officers determines that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.05. Execution and Authentication.
        Securities shall be executed by two Officers for the Company and Guaranties shall be executed by an Officer for the Guarantor. Signatures shall be facsimile or manual.

        If the person whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

        The Trustee may appoint an authenticating agent ("Authenticating Agent") to authenticate Securities. An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent.

        A Security or a Guaranty shall not be valid until the Security is authenticated by the manual signature of the Trustee or an Authenticating Agent. The manual signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Security shall be dated the date of its authentication.

SECTION 2.06. Registrar and Paying Agent.
        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Registered Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a separate register with respect to each Series of Registered Securities and of their transfers and exchanges. The Company may appoint one or more co-registrars and one or more additional paying agents for each Series of Registered Securities. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

        The  Company  initially  appoints  the  Trustee  as Registrar and Paying
Agent.

SECTION 2.07. Paying Agent to Hold Money in Trust.
        The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of a Series of Securities or the Trustee, all money held by the Paying Agent for the payment of principal and the premium and interest, if any, on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.08. Depositary and Global Security.
        If the Company shall establish Securities of a series to be issued in the form of one or more Global Securities, then (i) the aggregate principal amount Outstanding of such series shall be represented by one or more Global Securities; (ii) the Global Security shall be registered in the name of the Depositary for such Global Security or the nominee of such Depositary; (iii) the Global Security shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) the Global Security shall bear a legend substantially to the following effect: "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF SUCH DEPOSITARY OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO A NOMINEE OF SUCH DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE DEPOSITARY, AS REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN."

        Each Depositary designated for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

        If at any time the Depositary for the Global Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.08, the Company shall appoint a successor Depositary

                                       10
with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue that series of Securities in the form of a Global Security shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of an Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security representing such series in exchange for such Global Security.

        The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security. In such event the Company will execute, and the Trustee, upon receipt of an Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security representing such series in exchange for such Global Security.

        If specified by the Company pursuant to Section 2.02 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and definitive form on such terms are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each person specified by such Depositary a new Security of the same series, of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

        In any exchange provided for in any of the preceding paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Registered Securities of the same series of authorized denominations and of like tenor and terms as the portion of such temporary Global Security to be exchanged. Upon any exchange of a part of such Global Security for definitive Registered Securities, the portion of the principal amount and any interest thereon so exchanged shall be endorsed on a schedule to such temporary Global Security, whereupon the principal amount and interest payable with respect to such Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 2.09. Securityholder Lists.
        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of each Securities of a Series.

SECTION 2.10. Transfer and Exchange.
        Where Registered Securities of a Series are presented to the Registrar with a request to register transfer or to exchange them for an equal principal amount of Registered Securities of the same Series and date of maturity of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Sections 2.14, 3.06 or 9.06.

SECTION 2.11. Replacement Securities.
        If the Holder of a Security claims that the Security has been lost, mutilated, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same Series amount and date of maturity if the Trustee's requirements are met. If required, an indemnity bond must be provided by the Holder sufficient in the judgment of the Company and the Trustee to protect the Company, the Guarantor, the Trustee and the Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and of the Guarantor.

SECTION 2.12. Outstanding Securities.
        Securities of a Series outstanding ("Outstanding") at any time are all of the Securities of the Series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section.

        If a Security is replaced pursuant to Section 2.11, it ceases to be Outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities of a Series payable on that date, then on and after that date such Securities of the Series cease to be Outstanding and interest on them ceases to accrue.

        A Security does not cease to be Outstanding because the Company or an Affiliate holds the Security.

SECTION 2.13. Treasury Securities.
        In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent. Securities of a Series owned by the Company, the Guarantor or a Subsidiary shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series which the Trustee knows are so owned shall be so disregarded.

SECTION 2.14. Temporary Securities.
        Until definitive Securities are ready for delivery, the Company may prepare temporary Securities, the Guarantor may endorse its Guaranties thereon and the Trustee shall authenticate such temporary Securities. Temporary Securities and Guaranties shall be substantially in the form of definitive
Securities and Guaranties but may have variations that the Company and the Guarantor consider appropriate for temporary Securities and Guaranties. Without unreasonable delay, the Company and the Guarantor shall prepare and the Trustee shall authenticate definitive Securities of the same Series and date of maturity with appropriate Guaranties in exchange for temporary Securities.

SECTION 2.15. Cancellation.
        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, redemption or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.16. Defaulted Interest.
        If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notice to Trustee.
        The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities before maturity at such time and on such terms as provided for when the Series of Securities were issued. If a Series of Securities is redeemable and the Company wants to redeem all or part of the Series of Securities pursuant to the terms under which the Series of Securities were issued, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 60 days before the redemption date unless shorter notice is acceptable to the Trustee.

SECTION 3.02. Selection of Securities to be Redeemed.
        In the event of a redemption of less than all the Securities of a Series, the Trustee shall select the Securities of the Series to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the Series Outstanding. The

Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or multiples of $1,000. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

SECTION 3.03. Notice of Redemption.
        At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of the Series of Securities to be redeemed.

        The notice shall identify the Securities of the Series to be redeemed (and, in the case of partial redemption, the principal amounts thereof) and shall state:

        1)   the redemption date;

        2)   the redemption price;

        3)   the name and address of the Paying Agent;

        4) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

        5) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04. Effect of Notice of Redemption.
        Once notice of redemption is mailed, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, except that if the redemption date is an interest payment date, interest shall be paid to the Holder registered as such on the applicable record date.

SECTION 3.05. Deposit of Redemption Price.
        On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

SECTION 3.06. Securities Redeemed in Part.
        Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series, the same maturity and interest rate equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Certain Definitions.
        "Attributable Debt" for a Sale-Leaseback Transaction means, as of the date of determination, the lesser of (a) the fair value of the property subject to the transaction (as determined by the Board of Directors of the Guarantor) or
(b) the present value of rent for the remaining term of the lease. Rent shall be discounted to present value at the average of the rates borne by all of the Series of Securities that have been guaranteed compounded semiannually. Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (i) amounts for maintenance, repairs, insurance, taxes, assessments and similar charges or (ii) contingent rent, such as that based on sales. Rent may be reduced by rent that any sublessee must pay from the date of determination for all or part of the same property.

        "Capital Stock" means the shares of the common or preferred stock of a Principal Subsidiary.

        "Consolidated Net Tangible Assets" means the total amount of Guarantor's assets (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities (excluding any which are, by their terms, extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, as reflected in the Guarantor's most recent consolidated balance sheet computed in accordance with generally accepted accounting principles preceding the date of a determination under Section 4.03.

        "Debt" means any debt for borrowed money or any guarantee of such a debt.

        "Improvements"   means   any   exploration,    drilling,    development,
construction, alteration, repair or improvement conducted, performed, installed or located on a Principal Property.

        "Lien" means any mortgage, pledge, charge, encumbrance, security interest or lien; except such term shall not include a mortgage, pledge or security interest in favor of the United States or any state or political subdivision of either, or any department, agency or instrumentality of either; sales, reservations or other depositions of rights to receive a specified part of the oil, gas or other minerals to be recovered at specified locations or a specified amount of moneys, however determined or any other interest in property of the character commonly referred to as or similar to a production payment.

        "Long-Term Debt" means Debt that by its terms matures on a date more than one year after the date it was incurred or Debt that the obligor may extend or renew without the obligee's consent to a date more than one year after the date the Debt was incurred.

        "Principal Property" means any oil or gas producing property located in the United States, onshore or offshore, or any refinery or manufacturing plant located in the United States, in each case now owned or hereafter acquired by the Guarantor or a Principal Subsidiary, except any property, refinery or plant that in the opinion of the Board of Directors of the Guarantor is not of material importance to the total business conducted by the Guarantor and its consolidated Subsidiaries.

        "Principal Subsidiary" means a Subsidiary that has substantially all of its assets located, and conducts substantially all of its operations in the United States, owns a Principal Property and in which the Guarantor's direct or indirect net investment exceeds $100,000,000.

        "Sale-Leaseback Transaction" means an arrangement (other than an arrangement made for the purposes of Section 168(f)(8) of the Internal Revenue
Code) with any bank, insurance company or other lender or investor (collectively "lenders") or to which the lender is a party where the Guarantor or a Principal Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a lender, or to any person to whom funds have been or are to be advanced by a lender on the security of such Principal Property or the rental payments under the lease, and leases it back from the lender or other person.

        "Subsidiary" means a corporation a majority of whose Voting Stock is owned by the Guarantor or a Subsidiary.

        "United States"  means the   United  States of America.  Territories and
possessions are not part of the United States.

        "Voting Stock" means the Capital Stock having voting power under ordinary circumstances to elect directors of a corporation.

SECTION 4.02. Payment of Securities.
        The Company shall pay principal and the premium and interest, if any, on the Securities on the dates and in the manner provided in the Securities. An installment of principal, or premium or interest, if any, on a Security shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the same.

        The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of premium and interest, if any, at the same rate to the extent lawful.

SECTION 4.03. Limitation on Liens.
        The Guarantor shall not, and it shall not permit any Principal Subsidiary to, incur a Lien to secure a Long-Term Debt on a Principal Property, or any Capital Stock or Long-Term Debt of a Principal Subsidiary unless:

        1)  the  Lien  equally  and  ratably  secures  the  Securities  and  the
            Long-Term Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Guarantor or a Subsidiary;

        2) the Lien is in existence at the time the corporation merges into or consolidates with the Guarantor or a Principal Subsidiary or becomes a Principal Subsidiary;

        3) the Lien is on a Principal Property at the time the Guarantor or a Principal Subsidiary acquires the Principal Property;

        4) the Lien secures Long-Term Debt incurred to finance all or some of the purchase price of a Principal Property of the Guarantor or a Principal Subsidiary. The Long-Term Debt secured by the Lien may be incurred prior to, at the time of, or within 90 days after the acquisition, of the Principal Property subject to the Lien;

        5) the Lien secures Long-Term Debt incurred to finance all or some of the cost of Improvements on a Principal Property of the Guarantor or a Principal Subsidiary. The Long-Term Debt secured by the Lien may be incurred prior to, at the time of, or within 90 days after completion, of the Improvements;

        6) the Lien secures Long-Term Debt of a Principal Subsidiary owing to the Guarantor or to another Principal Subsidiary;

        7) the Lien extends, renews or replaces in whole or in part a Lien permitted by any of clauses (1) through (6).

                                       or

        8) the Long-Term Debt plus all other Long-Term Debt secured by Liens on Principal Properties, Capital Stock or Long-Term Debt of a Principal Subsidiary at the time does not exceed 10% of Guarantor's Consolidated Net Tangible Assets. However, Long-Term Debt secured by a Lien permitted by any of clauses (1) through (7) shall be excluded from all other Long-Term Debt in the determination. Attributable Debt for any lease permitted by clause (4) of Section 4.04 shall be included in the determination and treated as Long-Term Debt secured by a Lien on a Principal Property not otherwise permitted by any of clauses (1) through (7)

SECTION 4.04. Limitation on Sale and Leaseback.
        The Guarantor shall not, and it shall not permit any Principal Subsidiary to, enter into a Sale-Leaseback Transaction unless:

        1)  the lease has a term of three years or less;

        2) the lease is between the Guarantor and a Principal Subsidiary or between Principal Subsidiaries;

        3) the Guarantor or a Principal Subsidiary under any of clauses (2) through (6) of Section 4.03 could create a Lien on the Principal Property to secure a Long-Term Debt at least equal in amount to the Attributable Debt for the lease;

        4)  the Guarantor or a  Principal Subsidiary under clause (8) of Section
            4.03 could create a Lien on the Principal Property to secure a Long-Term Debt at least equal in amount to the Attributable Debt for the lease;

                                       or

        5) the Guarantor or a Principal Subsidiary within 120 days of the effective date of the Sale-Leaseback Transaction (i) retires Long-Term Debt of the Guarantor or of a Principal Subsidiary at least equal in amount to the fair value (as determined by the Board of Directors of the Guarantor) of the Principal Property at the time of the Sale-Leaseback Transaction or (ii) if the net proceeds of the Sale-Leaseback Transaction equal or exceed the fair value of the Principal Property (as determined by the Board of Directors of the Guarantor), applies the net proceeds to fund investment in other Principal Properties which investments were made within twelve months prior to or subsequent to the Sale-Leaseback Transaction.

SECTION 4.05. No Lien Created, etc.
        This Indenture, the Securities and the Guaranties do not create a Lien on any property of the Guarantor or any Principal Subsidiary.

        Long-Term Debt or Attributable Debt shall be counted only once even if more than one person is responsible for the obligation.

SECTION 4.06. Compliance Certificate.
        The Company and the Guarantor shall each deliver to the Trustee within 120 days after the end of the calendar year in which the first Series of Securities is issued and each year thereafter an Officers' Certificate stating whether or not the signers know of any Default that occurred during such year. If they do, the Officers' Certificate shall describe the Default and its status.

SECTION 4.07. SEC Reports.
        The Guarantor shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Guarantor also shall comply with the other provisions of TIA ss.314(a).


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, etc.
        Neither the Guarantor nor the Company shall consolidate or merge into, or transfer its properties and assets substantially as an entirety to another person unless the person assumes by supplemental indenture all the obligations of the Company or the Guarantor under the Securities and this Indenture and immediately after the transaction no Default exists. Thereafter all such obligations of the Company or the Guarantor shall terminate.

SECTION 5.02. When Securities Must Be Secured.
        If upon a consolidation, merger or transfer, a Principal Property, or Capital Stock or Long-Term Debt of the Guarantor or a Principal Subsidiary would become subject to an attaching Lien that secures Long-Term Debt, then before the consolidation, merger or transfer occurs the Guarantor by supplemental indenture shall secure the Securities by a direct Lien on the Principal

Property, Capital Stock or Long-Term Debt. However, the Company and the Guarantor need not comply with this Section if:

        1) upon the consolidation, merger or transfer the attaching Lien will secure the Securities equally and ratably with Long-Term Debt secured by the attaching Lien; or

        2) the Guarantor or a Principal Subsidiary under any of clauses (2) through (8) of Section 4.03 could create a Lien on the Principal Property, Capital Stock or Long-Term Debt to secure Long-Term Debt at least equal in amount to that secured by the attaching Lien.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.
        An "Event of Default" occurs with respect to the Securities of any Series if:

        1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

        2) the Company defaults in the payment of principal or the premium, if any, or in the making of any sinking fund payments on any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

        3) the Company or the Guarantor fails to comply with any of its other agreements applicable to the Securities of that Series, this Indenture or any supplemental indenture under which the Securities may have been issued, and the Default continues for the period and after the notice specified below;

        4) the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

               A)   commences a voluntary case,

               B) consents to the entry of an order for relief against it in an involuntary case,

               C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               D)   makes a general assignment for the benefit of its creditors:
                    or

       5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               A) is for relief against the Company or the Guarantor in an involuntary case,

               B) appoints a Custodian of the Company or the Guarantor or for all or substantially all of the Company's or the Guarantor's property, or

               C) orders the liquidation of the Company or the Guarantor and the order or decree remains unstayed and in effect for 90 days.

        The term "Bankruptcy Law" means title 11, U.S. Code or any similar law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all of the Securities of that Series Outstanding notify the Company of the Default and the Company or the Guarantor, as the case may be, does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default.'

SECTION 6.02. Acceleration.
        If an Event of Default occurs and is continuing, with respect to the Securities of any Series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of all of the Securities of that Series Outstanding by notice to the Company and the Trustee, may declare the principal and the premium and accrued interest, if any, on all the Securities of that Series to be due and payable immediately. Upon such a declaration, such principal and the premium and interest, if any (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series), on the Securities of that Series shall be due and payable immediately. The Holders of a majority in principal amount of all of the Securities of that Series Outstanding, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or premium or interest, if any, that has become due solely because of the acceleration.

SECTION 6.03. Other Remedies.
        If an Event of Default occurs and is continuing with respect to the Securities of any Series, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and the premium and interest, if any, on the Securities of the Series that is in default or to enforce the performance of any provision of such Securities or this Indenture with respect to such Series of Securities.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults.
        Subject to Section 9.03, the Holders of a majority in principal amount of all the Securities of a Series Outstanding by notice to the Trustee may waive an existing Default and its consequences with respect to the Securities of that Series.

SECTION 6.05. Control by Majority.
        The Holders of a majority in principal amount of all the Securities of a Series Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, or that would involve the Trustee in personal liability.


SECTION 6.06. Limitation on Suits.
        A Holder of a Security may pursue a remedy with respect to the Security or this Indenture as it applies to such Security only if:

        1) the Holder gives to the Trustee written notice of a continuing Event of Default;

        2) the Holders of at least 25% in principal amount of the Securities of the Series Outstanding make a written request to the Trustee to pursue the remedy;

        3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        5) during such 60-day period the Holders of a majority in principal amount of the Securities of the Series Outstanding do not give the Trustee a direction inconsistent with the request.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment.
        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and the premium and interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.
        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the whole amount of principal and the premium and interest, if any, remaining unpaid.

SECTION 6.09. Trustee May File Proofs of Claim.
        The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantor, their creditors or their property.

SECTION 6.10. Priorities.
        If the Trustee collects any money pursuant to this Article with respect to any Series of Securities it shall pay out the money in the following order:

        First: to the Trustee for amounts due under Section 7.07;

        Second: to Securityholders for amounts due and unpaid on the Securities of such Series for principal and the premium and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such Series for principal and the premium and interest, if any, respectively; and

        Third: to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11. Undertaking for Costs.
        In any suit for the enforcement of any right or remedy under any Series of Securities or this Indenture with respect to any Series of Securities or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities of a Series Outstanding.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.
        a) If an Event of Default has occurred and is continuing with respect to the Securities of a Series, as to that Series, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        b)   Except during the continuance of an Event of Default:

                  1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates Or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  1) This paragraph does not limit the effect of paragraph (b) of this Section.

                  2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

       d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

       e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

       f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company and the Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.
        a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

        c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.03. Individual Rights of Trustee.
        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.
        The Trustee makes no representation as to the validity or adequacy of this Indenture or any Securities issued hereunder, it shall not be accountable for the Company's use of the proceeds from any Securities, and it shall not be responsible for any statement in any Securities other than its authentication.

SECTION 7.05. Notice of Defaults.
        If a Default occurs and is continuing with respect to any Series of Securities and if it is known to the Trustee, the Trustee shall mail to each Securityholder of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal, premium or interest on any Security of a Series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

SECTION 7.06. Reports by Trustee to Holders.
        On or before December 15 in every year after the first Series of Securities is issued hereunder, so long as any Securities are Outstanding hereunder, the Trustee shall mail to each Securityholder a brief report dated as of the preceding October 15 that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

SECTION 7.07. Compensation and Indemnity.
        The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

        The Company agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust or Trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and the premium and interest, if any, on particular Securities.

SECTION 7.08. Replacement of Trustee.
        A Trustee may resign with respect to the Securities of one or more Series by notifying the Company. The Holders of a majority in principal amount of the Securities of any Series Outstanding may remove a Trustee with respect to that Series by notifying the removed Trustee and the Company and may appoint a successor Trustee for that Series of Securities with the Company's consent. The Company may remove a Trustee with respect to Securities of one or more Series if:

        1)   a Trustee fails to comply with Section 7.10;

        2)   a Trustee is adjudged a bankrupt or an insolvent;

        3) a receiver or public officer takes charge of a Trustee or its property; or

        4)   a Trustee becomes incapable of acting.

        If a Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to any Series of Securities for any reason, the Company shall promptly appoint a successor Trustee for that Series of Securities.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount Outstanding of the affected Series of Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series of Securities.

        If the Trustee fails to comply with Section 7.10, any Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Series of Securities and the appointment of a successor Trustee.

        A successor Trustee with respect to a Series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee with respect to the Series of Securities to the successor Trustee with respect to the Series of Securities subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee with respect to the Series of Securities shall become effective, and the successor Trustee with respect to such Series of Securities shall have all the rights, powers and duties of the Trustee with respect to such Series of Securities under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder of the Series of Securities.

SECTION 7.09. Successor Trustee by Merger, etc.
        If a Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be a successor Trustee.

SECTION 7.10. Eligibility; Disqualification.
        A Trustee under this Indenture with respect to each Series of Securities shall always satisfy the requirements of TIA ss.310(a)(1). The Trustee with respect to each Series of Securities shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee with respect to each Series of Securities is subject to TIA ss.310(b), including the optional provision permitted by the second sentence of TIA ss.310(b)(9), provided, that there shall be excluded from the operation of TIA ss.310(b) as incorporated by this paragraph the Indenture dated as of April 1, 1976, under which the Guarantor's 8 1/2% Debentures Due 2006 are outstanding, the Indenture dated as of April 30, 1988, under which the Guarantor's 7 1/4% Serial Debentures due March 1, 1989/1998 are outstanding, and the Indenture dated as of June 27, 1983, as supplemented by a Supplemental Indenture dated as of July 10, 1984, under which the Company's Extendible Notes due 1999 and 13-5/8% Notes due 1994 are outstanding.

SECTION 7.11. Preferential Collection of Claims Against Company.
        The Trustee with respect to each Series of Securities is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed with respect to any Series of Securities shall be subject to TIA ss.311(a) to the extent indicated.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company's Obligations.
        The Company may terminate its obligations with respect to any Series of Securities, on the terms and subject to the conditions contained in this Indenture, by depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal, premium and interest, if any, on such Series to redemption or maturity, provided that the Company shall deliver to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with. Upon the termination of the Company's obligations with respect to all the Securities of a Series, the Trustee, at the request of the Company, shall release its rights and interests with respect to such Series of Securities in any security granted by the Company.

        The Company's obligations in Sections 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and 8.03 with respect to any Series of Securities shall survive until all the Securities of that Series are no longer Outstanding. Thereafter, the Company's obligations in Sections 7.07 and 8.03 shall survive.

        "U.S. Government Obligations" means direct or indirect obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.02. Application of Trust Money.
        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment as provided for in Section 8.01.

SECTION 8.03. Repayment to Company.
        The Trustee and the Paying Agent shall promptly pay to the Company upon request any money and any U.S. Government Obligations held by them not required for the payment of the principal and the premium and interest, if any, at any time.

        The Trustee and the Paying Agent shall pay to the Company upon request any money herd' by them for the payment of principal and the premium and interest. if any, that remains unclaimed for two years after such payment has become due and payable. After that,

Securityholders entitled to the money must look to the Company for payment as general creditors unless an abandoned property law designates another person.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.
        The Company, the Guarantor and the Trustee may enter into a supplemental indenture to amend a Series of Securities or this Indenture with respect to a Series of Securities without the consent of any Securityholder:

        1)   to cure any ambiguity, defect or inconsistency;

        2)   to comply with Section 5.01;

        3) to make any change that does not adversely affect the rights of any Securityholder; or

        4) to provide for an issue of and to establish the terms and conditions of a Series of Securities.

SECTION 9.02. With Consent of Holders.
        Subject to Section 9.03, the Company, the Guarantor and the Trustee may enter into a supplemental indenture to amend a Series of Securities or this Indenture with respect to a Series of Securities with the written consent of the Holders of at least 50.1% in principal amount of the Securities of the Series affected Outstanding. The Holders of 50.1% in principal amount of the Securities of the affected Series Outstanding by notice to the Trustee may waive compliance by the Company or the Guarantor with any provision of this Indenture or the Securities of the affected Series.

SECTION 9.03. Limitations.
        Without the consent of each Securityholder of a Series of Securities affected, an amendment or waiver may not:

        1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

        2) reduce the rate of or extend the time for payment of interest on any Security;

        3) reduce the principal, or premium or extend the fixed maturity of, any Security;

        4) waive a default, if any, in the payment of principal or the premium or interest, if any, on any Security; or

        5) make any Security payable in money other than that stated in the Security.

SECTION 9.04. Compliance with Trust Indenture Act.
        Every amendment to this Indenture or the Securities of any Series shall be set forth in a supplement to the Indenture that complies with the TIA as then in effect.

SECTION 9.05. Revocation and Effect Of Consents.
        Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

        After an amendment or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clause (2), (3), (4) or (5) of Section 9.03. In that case the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder s Security.

SECTION 9.06. Notation on or Exchange of Securities.
        The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for Securities may issue, the Guarantor may endorse Guaranties thereon and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.07. Trustee Protected.
        The Trustee need not sign any supplement to the Indenture that adversely affects its rights.

                                   ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.01. Trust Indenture Act Controls.
        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02. Notices.
        Any notice or communication by the Company, the Guarantor or the Trustee to any of the others is duly given if in writing and delivered in person or mailed by first-class mail:

        if to the Company:

                32 Loockerman Square, Suite L-100
                Dover, Delaware 19901
                (with a copy to the Guarantor at its address below)

        if to the Guarantor:

                Texaco Inc.
                2000 Westchester Avenue
                White Plains, NY 10650
                Attention: Treasurer
        if to the Trustee:

                The Chase Manhattan Bank (National Association), as Trustee I New York Plaza
                New York, New York 10081
                Attention: Corporate Trust Administration Division

        The  Company,  the  Guarantor or the Trustee by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

        Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, provided that notice to the Trustee, the Company and the Guarantor shall be effective only upon receipt.

SECTION 10.03. Communication by Holders with Other Holders.
        Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent.
        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        1) an Officers' Certificate of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion.
        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

        1) a statement that the person making such certificate or opinion has read such covenant or condition;

        2)   a brief  statement as to the nature and scope of the examination or
             investigation  upon which the statements or opinions   contained in
             such certificate or opinion are based;

        3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06. Rules by Trustee and Agents.
        The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. Legal Holidays.
        Unless otherwise specified with respect to a Series of Securities, a "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open in New York City. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08. Governing Law.
        The laws of the State of New York shall govern this Indenture and the Securities.

SECTION 10.09. No Adverse Interpretation of Other Agreements.
        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. No Recourse Against Others.
        All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company or the Guarantor is waived and released.

SECTION 10.11. Liability Regarding Global Security.
        None of the Company, the Guarantor, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 10.12. Duplicate Originals.
        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                              TEXACO CAPITAL INC.
(SEAL)
                                              By:         R.W. Ulrich
                                                 -------------------------------
                                                          Vice President
Attest:
           R.E. Koch
-----------------------------------
       Assistant Secretary


                                              TEXACO INC.
(SEAL)
                                              By:       David C. Crikelair
                                                 -------------------------------
                                                            Treasurer
Attest:
           R.E. Koch
-----------------------------------
       Assistant Secretary


                                              THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION),
                                              as TRUSTEE
(SEAL)
                                              By:         A.K. Crain
                                                 -------------------------------
                                                       Second Vice President
Attest:
          Nancy Morreale
-----------------------------------
        Assistant Secretary